UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

This Current Report on Form 8-K is being filed to clarify a statement made during the Peabody Energy Corporation (the “Company”) third quarter 2024 earnings call, held on October 31, 2024, by the Company’s Chief Marketing Officer, Malcolm Roberts.

Mr. Roberts stated that, “Earlier this month, the International Energy Agency published its annual World Energy Outlook, a comprehensive review of the likely paths of supply and demand for fossil fuels and renewable sources of energy. Within this context, the Agency estimates that coal consumption in 2030 will now be six percent higher than their 2023 forecast.”

The International Energy Agency’s World Energy Outlook employs three main scenarios to explore different pathways for the energy sector to 2050: the Stated Policy Scenario (“STEPS”), the Announced Pledges Scenario (“APS”), and the Net Zero Emissions by 2050 (“NZE”) Scenario. In the World Energy Outlook 2024, the outlook for coal consumption in 2030 was revised upward from the outlook included for 2030 in the World Energy Outlook 2023 (“WEO-2023”) for all three scenarios. In the STEPS, total coal demand is 300 million tonnes of coal equivalent (Mtce), or six percent, higher in 2030 than in WEO-2023. In the APS, total coal demand is 325 Mtce, or seven percent, higher in 2030 than in WEO-2023. In the NZE Scenario, total coal demand is 183 Mtce, or six percent, higher in 2030 than in WEO-2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

November 1, 2024	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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